UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GREEN BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On November 20, 2008 Green Bankshares, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the definitive Proxy Statement, dated November 20, 2008 (the “Definitive Proxy Statement”), to be furnished to the shareholders in connection with the solicitation of proxies by the Board of Directors of the Company to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on December 19, 2008. The following information supplements the disclosure included in the Definitive Proxy Statement.

As disclosed in the Definitive Proxy Statement, at the Special Meeting, the shareholders of the Company will consider and vote upon the adoption of a proposed amendment to the Company’s Charter to authorize a class of blank check preferred stock, consisting of one million (1,000,000) authorized shares. In the Definitive Proxy Statement, the Company notes that the establishment of this preferred stock will enable the Company to participate in the TARP Capital Purchase Program (the “Capital Purchase Program”) instituted by the United States Department of the Treasury (the “U.S. Treasury”) under the Emergency Economic Stabilization Act of 2008 (the”Act”).

On October 28, 2008 the Company applied to participate in the Capital Purchase Program. On November 25, 2008 the Company received notification from the U.S. Treasury that the Company had been preliminarily approved to participate in the Capital Purchase Program in the amount of $72,278,000 subject to satisfaction, as determined by the U.S. Treasury, of standard closing conditions.

Except for the Senior Preferred Shares which would be purchased by the U.S. Treasury, the Company has no present intention or agreement to issue any preferred shares. The Company also wishes to clarify the language included in third paragraph under the caption “Anti-Takeover Effects of the Proposed Amendment” beginning on page 5 of the Definitive Proxy Statement in respect of future issuances of preferred shares to clarify the Board of Director’s intention with respect to future issuances of preferred stock. Subject to the exercise of its fiduciary duties to the Company and its shareholders, the Company will not issue any of the authorized preferred shares for any defensive or anti-takeover purposes, for the purpose of implementing any shareholder rights plan or with features intended specifically to make any attempted acquisition of the Company more difficult. Rather, the Company expects that it will issue preferred shares only, if at all, for the purpose of facilitating acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes which the Board of Directors believes are in the best interests of the Company and its shareholders.

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